Exhibit 10.6.4

SECOND AMENDMENT TO INTERCREDITOR AGREEMENT
(First Lien – Second Lien)

This SECOND AMENDMENT TO INTERCREDITOR AGREEMENT (this “Amendment”) is dated April 15, 2015, and amends that certain Intercreditor Agreement (First Lien – Second Lien) dated July 25, 2013, as amended by that certain First Amendment to Intercreditor Agreement (First Lien-Second Lien) dated May 3, 2014 (as amended, the “Agreement”) among Independent Bank, a Texas state bank, as contractual representative for itself and the Swap Counterparty under various First Lien Loan Documents (in such representative capacity, the “First Lien Agent”), and SOSventures, LLC, a Delaware limited liability company, as “Administrative Agent” for the lenders party from time to time to the Second Lien Loan Agreement (in such representative capacity, the “Second Lien Agent”).  Capitalized terms used but not defined herein have the meaning given to such terms in the Agreement.

RECITALS

The First Lien Agent and the Second Lien Agent previously entered into the Agreement for the purpose of setting forth their relative rights, priorities and obligations with respect to the First Lien Obligations, the Second Lien Obligations, and the Collateral securing such obligations.

The Borrower, the Second Lien Agent, the Second Lien Lender, the First Lien Lender and the First Lien Agent desire to enter into amendments to certain First Lien Loan Documents and Second Lien Loan Documents, and have requested that the First Lien Agent and Second Lien Agent enter into this Amendment in connection with such changes.

The First Lien Agent is willing to permit such modifications under the terms and conditions set forth herein and in the Fourth Amendment to Credit Agreement (herein so called) among the Borrower and the First Lien Lender of even date herewith.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           The following definition is hereby added to Section 1.1 of the Agreement to read as follows:

“Second Amendment to Intercreditor Agreement” means the Second Amendment to Intercreditor Agreement (First Lien – Second Lien) dated April 15, 2015, between the First Lien Agent and the Second Lien Agent, amending the Agreement.

2.           A Section 5.3(c) of the Agreement is amended to read in its entirety as follows:

“(c)           The Second Lien Agent and the Borrower represent to the First Lien Agent that the outstanding principal balance under the Second Lien Note as of the date of the First Amendment to Intercreditor Agreement after giving effect to the funding on or around the date thereof is $_________.

4.           Interest Payments/Crittendon Assets Override/Warrants.

(a)           Notwithstanding the existence of the existing First Lien Defaults which are addressed by Section 9 of the Fourth Amendment to Credit Agreement (the “Existing Defaults”), Borrower shall be permitted to pay, and Second Lien Lender shall be permitted to receive and retain, payments of accrued interest on the Second Lien Obligations if no Borrowing Base Deficiency (as defined in the First Lien Credit Agreement) or any First Lien Default other than the Existing Defaults then exists or will be created by such payments.

(b)           Borrower shall be permitted to grant to the Second Lien Lender, and Second Lien Lender shall be permitted to receive and retain, a one percent (1.00%) overriding royalty interest (the “ORRI”) on the entire Crittendon field to become effective upon, and not to be recorded until, the completion or abandonment of the Two Crittendon Wells (as defined in the Fourth Amendment to Credit Agreement) by Borrower pursuant to that certain Assignment of Overriding Royalty Interest in substantially the form of Exhibit “A” attached hereto.  The ORRI shall terminate upon payment in full of the Second Lien Obligations and the termination of the Commitment (as defined in the Second Lien Loan Agreement).

(c)           Borrower shall be permitted to grant to Second Lien Lender, and Second Lien Lender shall be permitted to receive and retain, warrants for the purchase of 2,542,397 of the Borrower’s $.001 par value common stock shares at an exercise price of $1.00 per share with a two-year term.

5.           Receipt of December Accrued Interest.  In consideration of Second Lien Lender funding under the Second Lien Credit Agreement on or around the date hereof an additional $_________ to Borrower to pay down the First Lien Obligations and certain related closing costs, First Lien Agent consents to the payment by Borrower to Second Lien Lender, and the receipt and retention by Second Lien Lender, in December of 2014, of accrued interest on the Second Lien Obligations and withdraws First Lien Agent’s pervious objection thereto.  This provision resolves all issues raised in that certain letter dated December 19, 2014 from counsel for First Lien Lender to Second Lien Lender.

6.           Consent to Loan Documents and Warrants.  Pursuant to Section 2.5 of the Agreement, the First Lien Agent hereby approves the Borrower’s entry into the Second Amendment to the First Amended and Restated Credit Agreement and Borrower’s issuance of the Warrants to Second Lien Lender, which have been furnished by the Second Lien Agent to the First Lien Agent for review prior to the execution and delivery of this Amendment.

7.           Representations and Warranties.  (a) The Second Lien Agent hereby represents and warrants to the First Lien Agent that this Amendment has been duly executed and delivered on behalf of the Second Lien Agent and constitutes a valid and legally binding agreement enforceable against the Second Lien Agent and the Second Lien Lender in accordance with its terms.

(b)           The First Lien Agent hereby represents and warrants to the Second Lien Agent that this Amendment has been duly executed and delivered on behalf of the First Lien Agent and constitutes a valid and legally binding agreement enforceable against the First Lien Agent and the First Lien Lender in accordance with its terms.

8.           Conditions to Effectiveness.  This Amendment shall be effective upon the execution by all parties of this Amendment and the receipt thereof by the First Lien Agent.

9.           Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy transmission or other electronic transmission in pdf or similar format, from one party to another, shall be effective as delivery of a manually executed counterpart of this Amendment.

10.           Effect.  This Amendment is one of the Loan Documents.  Except as amended hereto, the Agreement shall remain unchanged and in full force and effect, and the First Lien Agent and the Second Lien Agent ratify the Agreement (as amended hereby).

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INDEPENDENT BANK,
as First Lien Agent

By:_______________________________________
Name:  John E. Davis
Title:    Executive Vice President

SOSVENTURES, LLC,
as Second Lien Agent

By:_______________________________________
Name: Sean O’Sullivan
Title: Managing Director

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

STARBOARD RESOURCES, INC.

By:_______________________________________
Name:   Michael J. Pawelek
Title:     Chief Executive Officer

Exhibit “A”

ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

STATE OF TEXAS	§
§
COUNTY OF WINKLER	§

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned STARBOARD RESOURCES, INC., a Delaware corporation, whose address is 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258 (hereinafter referred to as “Assignor”), for and in consideration of the sum of the Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby confessed and acknowledged does hereby convey, transfer, assign and set over unto SOSVENTURES, LLC, a Delaware limited liability company, whose address is Penrose Warf, 2nd Floor, Alfred Street, Cork, Ireland (hereinafter referred to as “Assignee”), an overriding royalty interest, free and clear of all cost and expense of development and operation, in the amount of one percent (1.00%) of all oil, gas casinghead gas, and other hydrocarbon substances produced, saved and marketed from the following described land pursuant to those certain oil and gas leases, whether one or more, described on Exhibit “A” attached hereto and made a part hereof, and situated in the aforesaid County and State.

TO HAVE AND TO HOLD the interest herein transferred and assigned unto Assignee, its successors and assigns, forever, subject only to the following terms and provisions:

A.
The overriding royalty interest herein transferred is payable out of and only out of the oil and gas produced, saved and marketed, pursuant to the terms and provisions of the above-described oil and gas leases.

B.
The overriding royalty interest herein provided for shall not, in any event, be paid or accrued upon any oil, gas casinghead gas and other hydrocarbon substances used for operating, development or production purposes upon the above-described lands or unavoidably lost; and no overriding royalty shall be paid upon gas used for repressuring or recycling operations or pressure maintenance operations benefiting said lands.

C.	This Assignment of Overriding Royalty Interest is made without warranty of title, express or implied, except as to parties claiming by, through and under Assignor, but not otherwise.

D.
If Assignor’s interest in the above-described oil and gas lease, lands or unit is less than the entire interest, or if said oil and gas leases cover less than the entire fee title, then the above overriding royalty interest shall be reduced proportionately.

E.
It is understood and agreed that Assignor shall have the right to pool the oil and gas leases and lands covered hereby, or any portion thereof, with other lands and leases into voluntary units, or into units as established by an governmental authority having jurisdiction, and if the leases, and the lands covered thereby, or any part thereof are pooled accordingly, then the overriding royalty interest herein conveyed shall be reduced in proportion that the acreage burden by the overriding royalty interest bears to all the acreage included in any pooled unit.

F.
This Assignment of Overriding Royalty Interest shall terminate upon payment in full of the Obligations (as defined in the Second Lien Loan Agreement (hereinafter defined)) and the termination of the Commitment (as defined in the Second Lien Loan Agreement).  As used herein, “Second Lien Loan Agreement” means that certain First Amended and Restated Credit Agreement dated as of July 25, 2013 between Assignor and Assignee, as amended by First Amendment to First Amended and Restated Credit Agreement, dated as of June 3, 2014 and Second Amendment to First Amended and Restated Credit Agreement dated as of April 15, 2015, as the same maybe further amended, supplemented or modified.

G.	This Assignment of Overriding Royalty Interest is subject, in all respects, to the terms and conditions of the Intecreditor Agreement (as defined in the Second Lien Loan Agreement).

IN WITNESS WHEREOF, Assignor has executed and delivered this assignment of overriding royalty interest this 15th day of April, 2015.

ASSIGNOR:                                                                                 STARBOARD RESOURCES, INC.

By:_____________________________
Michael J. Pawelek
Chief Executive Officer

STATE OF ________	§
§
COUNTY OF ______	§

This instrument was acknowledged before me on the ______ day of April, 2015, by Michael J. Pawelek, Chief Executive Officer of STARBOARD RESOURCES, INC., a Delaware corporation, on behalf of said corporation.

______________________________
Notary Public in and for
The State of ___________

ASSIGNEE:                                                                                  SOSVENTURES, LLC

By:_____________________________
Sean O’Sullivan
Managing Director

STATE OF ________	§
§
COUNTY OF ______	§

This instrument was acknowledged before me on the ______ day of April, 2015, by Sean O’Sullivan, Managing Director of SOSVENTURES, LLC, a Delaware limited liability company, on behalf of said limited liability company.

______________________________
Notary Public in and for
The State of _________